Exhibit 99.1
REALNETWORKS ANNOUNCES FIRST QUARTER 2019 FINANCIAL RESULTS

SEATTLE — May 2, 2019 -

RealNetworks, Inc. (Nasdaq: RNWK), a leader in digital media software and services, today announced its financial results for the first quarter ended March 31, 2019. The results below reflect the consolidation of Napster's financial results into RealNetworks’ financial statements for the first quarter of 2019 following the closing of the acquisition on January 18, 2019. Napster is reported as a new segment in RealNetworks’ financial statements and related disclosures for the first quarter of 2019.

•	First quarter revenue of $39.5 million

•	Positive net income of $1.5 million, driven by one-time gain associated with acquisition of Napster to 84% majority owner

•	Announced SAFRTM for Security, integrating Real’s best-of-breed video facial recognition product with leading Video Management Systems

Management Commentary

“We continued to drive forward with SAFR, which we believe is our single largest growth opportunity,” said Rob Glaser, Chairman and CEO of RealNetworks. “Most notably, we launched SAFR for Security, which delivers tremendous value to security professionals by integrating our best-of-breed facial recognition solution with market leading Video Management Systems such as Genetec, Milestone Systems, and Digifort. We also significantly strengthened our senior management team by bringing in Jay Burrell as RealNetworks’ Chief Revenue Officer for Computer Vision.”

Mr. Glaser added, “Our majority stake in Napster adds significant scale to our business. We look forward to continuing to work closely with Napster’s CEO, Bill Patrizio, and the rest of the Napster management team to build on the great work they have done in the past year-and-a-half turning Napster around.”

First Quarter 2019 Financial Highlights

•
Revenue was $39.5 million (inclusive of $24.3 million from Napster) and compared to $16.6 million in the prior quarter and $19.7 million in the prior year period. Revenue for the first quarter of 2019 included a $0.6 million reduction to Napster’s revenue as a result of purchase accounting.

•	Gross margin was 37%, down from 77% in the prior quarter and 74% in the prior year period. Napster’s gross margin for the first quarter of 2019 was 16%.

•
Operating expenses increased $7.1 million, or 39%, from the prior quarter and increased $6.0 million, or 31%, from the prior year period. Napster’s operating expenses were $5.5 million for the first quarter of 2019. Included in total operating expenses were $0.8 million of transaction costs related to the acquisition of Napster.

•
Net income attributable to RealNetworks was $1.5 million, or $0.04 per share, compared to net loss of $(6.9) million, or $(0.18) per share, in the prior quarter and a net loss of $(5.2) million, or $(0.14) per share, in the prior year period. Included in net income attributable to RealNetworks was of a gain of $12.3 million in the first quarter of 2019 related to the acquisition of Napster.

•	Adjusted EBITDA was a loss of $(7.9) million compared to a loss of $(4.1) million in the prior quarter and a loss of $(3.0) million in the prior year period. A reconciliation of GAAP net income (loss)

including noncontrolling interests to adjusted EBITDA, a non-GAAP measure, is provided in the financial tables that accompany this release.

•
At March 31, 2019, the Company had $36.9 million in unrestricted cash and cash equivalents compared to $35.6 million at December 31, 2018. Napster's cash and cash equivalents were $10.1 million at the time of acquisition.

Business Outlook

For the second quarter of 2019, RealNetworks expects to achieve the following results including noncontrolling interests:

•	Total revenue is expected to be in the range of $43.0 million to $46.0 million.

•	Adjusted EBITDA loss is expected to be in the range of $(4.5) million to $(7.5) million.

Acquisition of Napster

As previously disclosed, on January 18, 2019, RealNetworks completed the acquisition of additional debt and equity interests in Rhapsody International, Inc., which does business as Napster, bringing RealNetworks’ interest in Napster to 84% following the acquisition. RealNetworks committed to pay $1.0 million cash in connection with the closing and, subject to certain conditions, up to an additional $14.0 million over the following five years, with additional consideration depending on subsequent events, for a potential total of up to $40.0 million. Napster will continue to run as an independent subsidiary of RealNetworks with its own board of directors, strategy, and management team.

RealNetworks recorded 100% of the estimated fair value of the assets acquired and liabilities assumed as of January 18, 2019, with the 16% of Napster that it does not own accounted for as a noncontrolling interest in the consolidated financial statements. Napster's results of operations and cash flows are included in the Company’s consolidated results from the acquisition date forward. As part of this consolidation, the acquisition accounting treatment resulted in a non-cash gain of $12.3 million in the first quarter of 2019. RealNetworks’ consolidated balance sheet reflects the estimated fair value of recognized intangibles (after amortization post-acquisition) totaling $22.7 million and residual goodwill of $48.5 million at March 31, 2019, and Napster's working capital deficit, which results in a consolidated working capital deficit.

Due to the limited time since the closing of the transaction and the complexity of the transaction, the purchase price allocation is preliminary and subject to change, which may result from additional information becoming available and additional analyses being performed on these acquired assets and assumed liabilities. Such changes could impact the estimated fair value of any of the assets and liabilities assumed, noncontrolling interests, and gain recognized from consolidation.

For additional details on the Napster acquisition, see RealNetworks’ Annual Report on Form 10-K for the year ended December 31, 2018 and its upcoming 10-Q for the quarter ended March 31, 2019.

New Lease Accounting Standard

As of January 1, 2019, RealNetworks adopted the new accounting guidance related to leases, using the modified retrospective transition method, under which prior periods presented have not been recast to reflect adoption of the new guidance. As a result of this new guidance, the Company now capitalizes its operating leases, which previously were off-balance sheet obligations subject to disclosure but not recognition. Capitalization of the operating leases resulted in the recognition of a material amount of Operating lease assets and related Operating lease liabilities on its consolidated balance sheet, but did not impact its consolidated statement of operations.

For additional details on the impact of the new guidance, see the Company’s upcoming 10-Q for the quarter ended March 31, 2019.

Conference Call and Webcast Information
The Company will host a conference call today to review results and discuss its performance shortly after 4:30 p.m. ET / 1:30 p.m. PT. You may join the conference call by calling 1-877-451-6152 (United States) or 1-201-389-0879 (International). A telephonic replay of the call will also be available shortly after the completion of the call, until 11:59 pm ET on Thursday, May 23, 2019, by dialing 1-844-512-2921 (United States) or 1-412-317-6671 (International) and entering the replay pin number: 13689686.

A live webcast will be available on RealNetworks’ Investor Relations site under Events at http://investor.realnetworks.com and will be archived online upon completion of the conference call.

About RealNetworks

Building on a legacy of digital media expertise and innovation, RealNetworks has created a new generation of products that employ best-in-class artificial intelligence and machine learning to enhance and secure our daily lives. SAFR (www.safr.com) is the world’s premier facial recognition platform for live video. Leading in real-world performance and accuracy as evidenced in testing by NIST, SAFR enables new applications for security, convenience, and analytics. Kontxt (www.kontxt.com) is the foremost platform for categorizing A2P messages to help mobile carriers build customer loyalty and drive new revenue through text message classification and antispam. For information about our other products, visit www.realnetworks.com.

About Non-GAAP Financial Measures
To supplement RealNetworks' consolidated financial information presented in accordance with GAAP in this press release, the company also discloses certain non-GAAP financial measures, including adjusted EBITDA and contribution margin by reportable segment, which management believes provide investors with useful information.
In the financial tables of our earnings press release, RealNetworks has included reconciliations of GAAP net income (loss) including noncontrolling interests to adjusted EBITDA and operating income (loss) by reportable segment to contribution margin by reportable segment.
The rationale for management's use of non-GAAP measures is included in the supplementary materials presented with the quarterly earnings materials. Please refer to Exhibit 99.2 (“Information Regarding Non-GAAP Financial Measures”) to the company's report on Form 8-K, which is being submitted today to the SEC.

Forward-Looking Statements
This press release contains forward-looking statements that involve risks and uncertainties, including statements relating to our current expectations regarding future revenue and adjusted EBITDA, our future growth, profitability, and market position, our strategic focus and initiatives, agreements with partners, and the growth and future prospects relating to our Napster segment. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements. These statements reflect our expectations as of today, and actual results may differ materially from the results predicted. Factors that could cause actual results for RealNetworks, on a consolidated basis, to differ from the results predicted include: our ability to realize operating efficiencies, growth and other benefits from the implementation of our growth initiatives; successful monetization of our products and services; competitive risks, including the emergence or growth of competing technologies, products and services; potential outcomes and effects of claims and legal proceedings; risks associated with key customer or strategic relationships and business acquisitions; disruptions in the global financial markets, including changes in consumer spending and impacts to credit availability; fluctuations in foreign currencies; and unique risk factors that relate to our Napster segment, such as risks stemming from its streaming music service and related music royalties. More information about potential risk factors that could affect our business and financial results is included in RealNetworks' annual report on Form 10-K for the most recent year ended December 31, its quarterly reports on Form 10-Q and in other reports and documents filed by RealNetworks from time to time with the Securities and Exchange Commission. The preparation of our financial statements and forward-looking financial guidance requires us to make estimates and assumptions that affect the reported amount of assets and liabilities, and revenues and expenses during the reported period.  Actual results may differ materially from these estimates under different assumptions or conditions. RealNetworks assumes no obligation to update any forward-looking statements or information, which are in effect as of their respective dates.

For More Information:
Investor Relations for RealNetworks
Kimberly Orlando, Addo Investor Relations
310-829-5400
IR@realnetworks.com
RNWK-F

RealNetworks, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(Unaudited)

	Quarter Ended March 31,

	2019	2018
	(in thousands, except per share data)

Net revenue	$39,472	$19,650
Cost of revenue	24,870	5,136
Gross profit	14,602	14,514

Operating expenses:
Research and development	8,833	7,694
Sales and marketing	8,142	5,997
General and administrative	8,364	5,601
Restructuring and other charges	167	501
Lease exit and related benefit	—	(325)

Total operating expenses	25,506	19,468

Operating loss	(10,904)	(4,954)

Other income (expenses):
Interest expense	(166)	—
Interest income	77	87
Gain (loss) on equity investment, net	12,338	—
Other income (expenses), net	127	(41)

Total other income (expenses), net	12,376	46

Income (loss) before income taxes	1,472	(4,908)
Income tax expense	258	270

Net income (loss) including noncontrolling interests	1,214	(5,178)
Net income (loss) attributable to noncontrolling interests	(319)	—
Net income (loss) attributable to RealNetworks	$1,533	$(5,178)

Net income (loss) per share attributable to RealNetworks- Basic:	$0.04	$(0.14)
Net income (loss) per share attributable to RealNetworks- Diluted:	$0.04	$(0.14)

Shares used to compute basic net income (loss) per share	37,820	37,449
Shares used to compute diluted net income (loss) per share	37,912	37,449

RealNetworks, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Unaudited)

	March 31, 2019	December 31, 2018
	(in thousands)
ASSETS
Current assets:
Cash and cash equivalents	$36,897	$35,561
Short-term investments	—	24
Trade accounts receivable, net	32,427	11,751
Deferred costs, current portion	299	331
Prepaid expenses and other current assets	21,210	5,911
Total current assets	90,833	53,578

Equipment and software	35,779	37,458
Leasehold improvements	3,207	3,292
Total equipment, software, and leasehold improvements	38,986	40,750
Less accumulated depreciation and amortization	35,923	37,996
Net equipment, software, and leasehold improvements	3,063	2,754

Operating lease assets	13,943	—
Restricted cash equivalents	4,045	1,630
Other assets	2,687	3,997
Deferred costs, non-current portion	372	528
Deferred tax assets, net	846	851
Other intangible assets, net	22,692	26
Goodwill	65,368	16,955

Total assets	$203,849	$80,319

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable	$4,564	$3,910
Accrued royalties, fulfillment and other current liabilities	97,890	11,312
Commitment to Napster	—	2,750
Deferred revenue, current portion	6,031	2,125
Notes payable	13,313	—
Total current liabilities	121,798	20,097

Deferred revenue, non-current portion	225	268
Deferred rent	—	986
Deferred tax liabilities, net	1,268	1,168
Long-term lease liabilities	10,929	—
Other long-term liabilities	10,875	960

Total liabilities	145,095	23,479

Total shareholders' equity	58,415	56,840

Noncontrolling interests	339	—

Total equity	58,754	56,840

Total liabilities and equity	$203,849	$80,319

RealNetworks, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Three Months Ended March 31,
	2019	2018
	(in thousands)

Cash flows from operating activities:
Net income (loss) including noncontrolling interests	$1,214	$(5,178)
Adjustments to reconcile net income (loss) including noncontrolling interests to net cash used in operating activities:
Depreciation and amortization	1,482	620
Stock-based compensation	1,384	1,157
Deferred income taxes, net	—	(40)
(Gain) loss on equity investment, net	(12,338)	—
Foreign currency (gain) loss	(151)	—
Mark to market adjustment of warrants	—	21
Net change in certain operating assets and liabilities	(910)	(2,005)
Net cash used in operating activities	(9,319)	(5,425)
Cash flows from investing activities:
Purchases of equipment, software, and leasehold improvements	(482)	(316)
Proceeds from sales and maturities of short-term investments	24	4,231
Acquisition, net of cash acquired	12,260	—
Net cash provided by investing activities	11,802	3,915
Cash flows from financing activities:
Tax payments from shares withheld upon vesting of restricted stock	(271)	(232)
Proceeds from notes payable	9,733	—
Repayments of notes payable	(8,437)	—
Other financing activities	450	—
Net cash provided by (used in) financing activities	1,475	(232)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(207)	331
Net increase (decrease) in cash, cash equivalents and restricted cash	3,751	(1,411)
Cash, cash equivalents and restricted cash, beginning of period	37,191	53,596
Cash, cash equivalents and restricted cash, end of period	$40,942	$52,185

RealNetworks, Inc. and Subsidiaries
Supplemental Financial Information
(Unaudited)

	2019	2018
	Q1	Q4	Q3	Q2	Q1
	(in thousands)
Net Revenue by Segment
Consumer Media (A)	$2,486	$4,068	$4,733	$3,884	$5,483
Mobile Services (B)	6,939	6,899	7,348	6,719	8,704
Games (C)	5,710	5,590	5,498	5,121	5,463
Napster (D)	24,337	—	—	—	—
Total net revenue	$39,472	$16,557	$17,579	$15,724	$19,650

Net Revenue by Product
Consumer Media
- Software License (E)	$735	$2,049	$2,746	$1,808	$3,337
- Subscription Services (F)	1,088	1,153	1,232	1,225	1,285
- Product Sales (G)	219	257	281	299	340
- Advertising & Other (H)	444	609	474	552	521

Mobile Services
- Software License (I)	599	514	520	469	1,335
- Subscription Services (J)	6,340	6,385	6,828	6,250	7,369

Games
- Subscription Services (K)	2,985	3,014	2,745	2,689	2,693
- Product Sales (L)	1,988	2,013	2,279	1,953	2,402
- Advertising & Other (M)	737	563	474	479	368

Napster
- Subscription Services (N)	24,337	—	—	—	—

Total net revenue	$39,472	$16,557	$17,579	$15,724	$19,650

Net Revenue by Geography
United States	$18,970	$7,697	$9,026	$7,646	$11,434
Rest of world	20,502	8,860	8,553	8,078	8,216
Total net revenue	$39,472	$16,557	$17,579	$15,724	$19,650

Net Revenue by Segment
(A) The Consumer Media segment primarily includes revenue from the licensing of our portfolio of video codec technologies. Also included is RealPlayer and related products, such as the distribution of third-party software products, advertising on RealPlayer websites, sales of RealPlayer Plus software to consumers, and consumer subscriptions such as RealPlayer Plus and SuperPass.

(B) The Mobile Services segment primarily includes revenue from SaaS services and sales of professional services provided to mobile carriers.
(C) The Games segment primarily includes revenue from sales of mobile and PC games, online games subscription services, player purchases of in-game virtual goods, and advertising on games sites and social network sites.

(D) The Napster segment primarily includes revenue from subscription music offerings from on-demand streaming services and conditional downloads. Napster revenues are included in our consolidated results from the acquisition date forward.

Net Revenue by Product
(E) Software licensing revenue within Consumer Media includes revenues from licenses of our video codec technologies.
(F) Subscriptions revenue within Consumer Media includes revenue from subscriptions such as our RealPlayer Plus and SuperPass offerings.
(G) Product sales within Consumer Media includes sales of RealPlayer Plus software to consumers.
(H) Advertising & other revenue within Consumer Media includes distribution of third-party software products and advertising on RealPlayer websites.
(I) Software license revenue within Mobile Services includes revenue from our integrated RealTimes platform.
(J) Subscription services revenue within Mobile Services includes revenue from ringback tones and our messaging platform services, as well as from related professional services provided to mobile carriers.

(K) Subscription services revenue within Games includes revenue from online games subscriptions.
(L) Product sales revenue within Games includes revenue from retail and wholesale games-related revenue, sales of mobile games, and player purchases of in-game virtual goods.
(M) Advertising & other revenue within Games includes advertising on games sites and social network sites.
(N) Subscription services revenue within Napster includes music tracks by way of on-demand streaming and conditional downloads offered directly to end consumers and distribution partners.

RealNetworks, Inc. and Subsidiaries
Segment Results of Operations and Reconciliation to non-GAAP Contribution Margin
(Unaudited)

	2019	2018
	Q1	Q4	Q1
	(in thousands)
Consumer Media

Net revenue	$2,486	$4,068	$5,483
Cost of revenue	833	882	993
Gross profit	1,653	3,186	4,490

Gross margin	66%	78%	82%

Operating expenses	3,119	3,614	3,918
Operating income (loss), a GAAP measure	$(1,466)	$(428)	$572
Depreciation and amortization	54	49	46

Contribution margin, a non-GAAP measure	$(1,412)	$(379)	$618

Mobile Services

Net revenue	$6,939	$6,899	$8,704
Cost of revenue	2,048	2,121	2,316
Gross profit	4,891	4,778	6,388

Gross margin	70%	69%	73%

Operating expenses	7,561	6,906	7,366
Operating income (loss), a GAAP measure	$(2,670)	$(2,128)	$(978)
Acquisitions related intangible asset amortization	—	69	92
Depreciation and amortization	231	116	180

Contribution margin, a non-GAAP measure	$(2,439)	$(1,943)	$(706)

Games

Net revenue	$5,710	$5,590	$5,463
Cost of revenue	1,670	1,622	1,817
Gross profit	4,040	3,968	3,646

Gross margin	71%	71%	67%

Operating expenses	5,037	4,865	4,917
Operating income (loss), a GAAP measure	$(997)	$(897)	$(1,271)
Acquisitions related intangible asset amortization	23	23	—
Depreciation and amortization	83	82	165

Contribution margin, a non-GAAP measure	$(891)	$(792)	$(1,106)

Napster

Net revenue	$24,337	$—	$—
Cost of revenue	20,396	—	—
Gross profit	3,941	—	—

Gross margin	16%	—%	—%

Operating expenses	5,532	—	—
Operating income (loss), a GAAP measure	$(1,591)	$—	$—
Acquisitions related intangible asset amortization	943	—	—
Depreciation and amortization	115	—	—

Contribution margin, a non-GAAP measure	$(533)	$—	$—

Corporate

Cost of revenue	$(77)	$(898)	$10
Gross profit	77	898	(10)

Gross margin	N/A	N/A	N/A

Operating expenses	4,257	3,001	3,267
Operating income (loss), a GAAP measure	$(4,180)	$(2,103)	$(3,277)
Other income (expense), net	127	92	(41)
Foreign currency (gain) loss	(151)	(26)	22
Depreciation and amortization	33	58	137
Restructuring and other charges	167	553	501
Stock-based compensation	1,384	395	1,157
Lease exit and related benefit	—	—	(325)

Contribution margin, a non-GAAP measure (1)	$(2,620)	$(1,031)	$(1,826)

(1)2018 Corporate contribution margin was revised to exclude the impact of realized and unrealized foreign currency (gain) loss incurred in each respective period. Foreign currency (gain) loss is reported in Other income (expense), net, in our consolidated statement of operations.

RealNetworks, Inc. and Subsidiaries
Reconciliation of Net income (loss) including noncontrolling interests to adjusted EBITDA, a non-GAAP measure
(Unaudited)

	2019	2018
	Q1	Q4	Q1
	(in thousands)

Reconciliation of GAAP Net income (loss) including noncontrolling interests to adjusted EBITDA:

Net income (loss) including noncontrolling interests	$1,214	$(6,904)	$(5,178)
Income tax expense (benefit)	258	1,494	270
Interest expense	166	—	—
Interest income	(77)	(74)	(87)
(Gain) loss on equity investment, net	(12,338)	—	—
Foreign currency (gain) loss	(151)	(26)	22
Equity in net loss of Napster	—	20	—
Acquisitions related intangible asset amortization	966	92	92
Depreciation and amortization	516	305	528
Restructuring and other charges	167	553	501
Stock-based compensation	1,384	395	1,157
Lease exit and related benefit	—	—	(325)
Adjusted EBITDA, a non-GAAP measure (1)	$(7,895)	$(4,145)	$(3,020)

(1)2018 adjusted EBITDA was revised to exclude the impact of realized and unrealized foreign currency (gain) loss incurred in each respective period. Foreign currency (gain) loss is reported in Other income (expense), net, in our consolidated statement of operations.